Exhibit 99.1

Multimedia Games Secures Commitment For New $150 Million Credit Facility

AUSTIN, Texas – March 22, 2007– Multimedia Games, Inc. announced today that it has secured a commitment from its current lender for a new $150 million, five-year revolving credit facility. The new facility, which the Company expects will close by mid-April, 2007, will replace Multimedia Games’ (“Multimedia’s”) existing $75 million revolving credit facility, for which the Company had total outstanding borrowings of approximately $59 million at December 31, 2006.

As previously reported, subject to business opportunities and developments, the uses of the increased facility could include capital expenditures related to the continued conversion of the Company’s Class II games to stand-alone units in Oklahoma, expansion of Multimedia’s share repurchase program from its current level to up to $25 million, other investment opportunities, and other additional working capital needs of the Company.

Clifton Lind, President and CEO of Multimedia Games, stated, “We appreciate our lender’s ongoing commitment to Multimedia and confidence in our strategies for growth. Multimedia is at the beginning of a cycle during which we anticipate improving results from a number of our core markets, including Class III placements in Oklahoma, electronic bingo in Mexico, the New York State video lottery market, Washington State Class III replacement market, and new unit opportunities and other potential new Class III markets. We intend to allocate available cash flow, and potentially borrowings under the new credit facility, in support of each of these opportunities and for repurchases of our common shares.”

About the Company

Multimedia Games is a leading developer and supplier of comprehensive systems, content, electronic games and player terminals for the Native American gaming market, as well as for the casino, charity and international bingo, video lottery, and sweepstakes markets. The Company’s ongoing development and marketing efforts focus on gaming systems and products for use by Native American tribes throughout the United States, the commercial casino market, video lottery systems and other products for domestic and international lotteries, and products for charity and international bingo and emerging markets, including sweepstakes, promotional, amusement with prize, and coupon gaming opportunities. Additional information may be found at www.multimediagames.com.

Cautionary Language

This press release contains forward-looking statements based on Multimedia’s current expectations. The word “expects” and similar words and phrases as they relate to Multimedia are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Multimedia, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to: the risk that we may fail to close on the new facility; the risk that we may, for operational, strategic, market conditions or other reasons, decide to use any proceeds from the new facility for purposes other than those currently anticipated; the risk that operating covenants and restrictions in the new facility might constrain our business choices; the risk that failure to comply with the terms of the new facility, including covenants, operating ratios and conditions, could adversely affect our ability to borrow, or cause a default, under the new facility, which in turn could adversely affect our operating results and financial condition; and, the risk that our business might not see improved operating results in our core markets. Other important risks and uncertainties that may affect Multimedia’s business and operations are detailed from time to time in the “Certain Risks” and “Risk Factors” sections and elsewhere in Multimedia’s filings with the Securities and Exchange Commission. Multimedia disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Multimedia Games, Inc.

Clifton Lind

President and CEO

or

Randy Cieslewicz

Interim CFO

512-334-7500

or

Jaffoni & Collins Incorporated

Joseph N. Jaffoni

or

Richard Land

212-835-8500 or mgam@jcir.com